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                                                                    EXHIBIT 99.1





Contact:    Kristen H. Schulz
            Director of Investor Relations
            216/514-3350
            Internet: www.ncshealth.com
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                   NCS HEALTHCARE'S COMMON STOCK TO BE LISTED
                          ON THE NASDAQ SMALLCAP MARKET

Cleveland, Ohio (December 6, 1999) -- NCS HealthCare, Inc. (Nasdaq:NCSS) announced today that effective Wednesday, December 8, 1999, its Class A common stock will become listed on The Nasdaq SmallCap Market. The ticker symbol for its securities, NCSS, will remain unchanged. The Company's Class A common stock was formerly listed on the Nasdaq National Market.

NCS HealthCare, Inc. is a leading provider of pharmaceutical and related services to long-term care facilities, including skilled nursing centers, assisted living facilities and hospitals. NCS serves more than 258,000 residents of long-term care facilities in 34 states and manages hospital pharmacies in 22 states.